Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264234

Prospectus Supplement

(To prospectus dated May 5, 2022)

1,727,273 Shares of Common Stock

Alset Inc.

We are offering 1,727,273 shares of common stock, par value $0.001 per share. Each share of common stock is being sold at a price of $2.20.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “AEI.” On February 3, 2023, the last reported sale price of our shares of common stock, as reported on the Nasdaq Capital Market, was $3.10 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $12,804,921.20 based on 7,422,846 shares of outstanding common stock on February 6, 2023, of which 3,249,980 shares are held by non-affiliates, and a per share price of $3.94, which was the closing sale price of our common stock on the Nasdaq Capital Market on December 8, 2022. During the 12 calendar month period ending February 6, 2023, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million.

One or more of our officers, directors, and existing stockholders have indicated interests in purchasing up to $1.2 million of shares of our common stock to be sold in this offering at the public offering price and on the same terms as the shares being offered. Because this indication of interest is not a binding agreement or commitment to purchase, such parties may determine to purchase more, fewer or no shares in this offering, and we and the underwriter are under no obligation to sell shares to these parties.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.20	$3,800,000
Underwriting discounts (8.0%)(1)	$0.176	$304,000
Proceeds to us, before expenses	$2.024	$3,496,000

(1)	See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriting compensation. For example, we have agreed to reimburse the underwriter for certain expenses.

We have granted the underwriter the right to purchase up to 212,863 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The underwriter can exercise this right at any time within 45 days from the date of this prospectus supplement. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be approximately $341,000 and the total proceeds to us from this offering, before expenses, will be approximately 3,927,000.

Delivery of the shares of common stock will be made through the book-entry facilities of The Depository Trust Company. We anticipate that delivery of the shares of common stock will be made on or about February 8, 2023, subject to customary closing conditions.

Sole Book-Running Manager

AEGIS CAPITAL CORP.

Prospectus Supplement dated February 6, 2023

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement to the terms “we,” “us,” the “Company” or other similar terms mean Alset Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

S-1

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus is part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. Because the Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings and information about the Company is also available on the Company’s website, www.alsetinc.com. Other than any SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, the information available on the Company’s website is not part of this prospectus supplement and the accompanying prospectus.

S-2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement and the accompanying prospectus, on or after the date of this prospectus supplement and prior to the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;
●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 13, 2022, for the quarterly period ended June 30, 2022, filed with the SEC on August 15, 2022, and for the quarterly period ended September 30, 2022, filed with the SEC on November 14, 2022;
●	our Current Reports on Form 8-K filed with the SEC on January 20, 2022; January 21, 2022; January 25, 2022; January 25, 2022; January 27, 2022; February 1, 2022; February 8, 2022; February 17, 2022; February 25, 2022; March 1, 2022; May 4, 2022 ; June 6, 2022 ; June 28, 2022 ; July 8, 2022 ; July 14, 2022 ; July 19, 2022, July 20, 2022 ; September 12, 2022 ; October 6, 2022 ; October 7, 2022 ; November 3, 2022 ; December 2, 2022 ; December 5, 2022 ; December 12, 2022 ; December 15, 2022 ; December 28, 2022 ; January 13, 2023, and January 20, 2023;
●	the description of our common stock in our Registration on Form 8-A (File No. 001-36057), filed with the SEC on November 23, 2020, as updated by our proxy statement filed on April 25, 2022 and our Current Report on Form 8-K filed September 6, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Alset Inc.

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

Telephone: (301) 971-3940

S-3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our financial position, business strategy, plans and objectives of management for future operation and industry conditions are forward-looking statements.

Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “will,” “may” and similar expressions are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements:  economic conditions generally and in the industries in which we may participate, competition within our chosen industry, including competition from much larger competitors, technological advances, failure to successfully develop business relationships and the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

●	the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems or on systems;

●	actions or inactions of third-party operators of our properties;

●	costs and liabilities associated with real estate and property management laws;

●	challenges or delays in our creation or development of new products, technologies and indications could adversely impact our long-term success;

●	evolving geopolitical and military hostilities between Russia and Ukraine;

●	the ongoing COVID-19 pandemic, including any reactive or proactive measures taken by businesses, governments and by other organizations related thereto, and the direct and indirect effects of COVID-19 on the market for and price of oil; and

●	the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

All forward-looking statements, expressed or implied, included in this prospectus supplement and attributable to us are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

S-4

SUMMARY

This summary highlights information about us and our securities being offered by this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. For a more complete understanding of our Company, we encourage you to read this prospectus supplement, including the information incorporated by reference in this prospectus supplement and the other documents to which we have referred you.

Alset Inc.

We are a diversified holding company principally engaged through our subsidiaries and associates in the development of EHome communities and other real estate, financial services, digital transformation technologies, biohealth activities and consumer products with operations in the United States, Singapore, Hong Kong and South Korea. Two of our main businesses operate primarily through our 85.4% owned subsidiary, Alset International Limited (“Alset International”), a public company traded on the Singapore Stock Exchange. Through this subsidiary (and indirectly, through other public and private U.S. and Asian subsidiaries), we are actively developing real estate projects near Houston, Texas and in Frederick, Maryland in our real estate segment. Recently, the Company expanded its real estate portfolio to single family rental homes, and we currently own 132 homes that are rented or are available for rent. Our biohealth segment includes sale of consumer products. We also identify and acquire companies with high growth potential and develop these acquired companies through synergistic integration, operational and management efficiency.

Through our other 99.7% owned subsidiary, Gigworld Inc, we design applications for enterprise messaging and e-commerce software platforms in the United States and Asia.

We also have ownership interests outside of Alset International, including a 36.9% equity interest in American Pacific Bancorp Inc., an indirect 15.5% equity interest in Holista CollTech Limited, a 39.5% equity interest in Value Exchange International, Inc., a 0.8% equity interest in American Wealth Mining Corp., and an interest in Alset Capital Acquisition Corp. (“Alset Capital”). Together with Alset International Limited, we have a combined 45.2% equity interest in DSS Inc. (“DSS”). American Pacific Bancorp Inc. is a financial network holding company. Holista CollTech Limited is a public Australian company that produces natural food ingredients (ASX: HCT). DSS is a multinational public corporation with a diversified portfolio of businesses across the divisions: product packaging, biotechnology, direct marketing, commercial lending, securities and investment management, alternative trading, digital transformation, secure living, and alternative energy. DSS Inc. is listed on the NYSE American (NYSE: DSS). Value Exchange International, Inc. (“VEII”), is a U.S. public holding company headquartered in Hong Kong, with offices in Shenzhen, Guangzhou, Shanghai, and Beijing China, Manila and Kuala Lumpur. VEII provides integrating, market-leading Point-of-Sale/Point-of-Interaction (POS/POI), Merchandising, CRM & Reward, Locational Based (GPS & Indoor Positioning System (IPS)) Marketing, Customer Analytics, and Business Intelligence solutions. VEII’s retail POS solutions process tens of millions of transactions per year at approximately 20,000 retail outlets in Asia and is traded on the OTCQB (OTCQB: VEII). American Wealth Mining Corp. is a publicly traded consumer products company (OTCPK: HIPH). Alset Capital is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses and is listed on the Nasdaq (Nasdaq: ACAXU, ACAX, ACAXW and ACAXR).

Under the guidance of Chan Heng Fai, our founder, Chairman and Chief Executive Officer, who is also our largest stockholder, we have positioned ourselves as a participant in these key markets through a series of strategic transactions. Our growth strategy is both to pursue acquisition opportunities that we can leverage on our global network using our capital and management resources and to accelerate the expansion of our organic businesses.

We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion. We have at times provided a range of global capital and management services to these companies in order to gain access to Asian markets. We have historically favored businesses that improve an individual’s quality of life or that improve the efficiency of businesses through technology in various industries. We believe our capital and management services provide us with a competitive advantage in the selection of strategic acquisitions, which creates and adds value for our company and our stockholders.

S-5

We intend at all times to operate our business in a manner as to not become inadvertently subject to the regulatory requirements under the Investment Company Act by, among other things, (i) in the event of acquisitions, purchasing all or substantially all of an acquisition target’s voting stock, and only in limited cases purchase less than 51% of the voting stock; (ii) monitoring our operations and our assets on an ongoing basis in order to ensure that we own no less than a majority, or other control, of Alset International and that Alset International, in turn, owns no less than a majority, or other control, of LiquidValue Development Inc. and other such subsidiaries with significant assets and operations; and (iii) limiting additional equity investments into affiliated companies including our majority-owned and/or controlled operating subsidiaries, except in special limited circumstances. Additionally, we will continue to hire in-house management personnel and employees with industry background and experience, rather than retaining traditional investment portfolio managers to oversee our group of companies.

We were incorporated in the State of Delaware on March 7, 2018 as HF Enterprises Inc. Effective as of February 5, 2021, the Company changed its name from “HF Enterprises Inc.” to “Alset EHome International Inc.” We effected such name change pursuant to a merger entered into with a wholly owned subsidiary, Alset EHome International Inc. We are the surviving entity following this merger and adopted the name of our former subsidiary. In connection with our name change, our trading symbol on the Nasdaq Stock Market was changed from “HFEN” to “AEI.”

On October 4, 2022, we merged into a wholly-owned subsidiary in Texas, and we changed our name to “Alset Inc.” and our state of incorporation from Delaware to Texas. Following this name change, our shares of common stock continued to be listed on the Nasdaq Stock Market under the symbol “AEI”.

On December 6, 2022, we filed a Certificate of Amendment to our Certificate of Formation with the Texas Secretary of State to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split was effective as of December 28, 2022.

Unless otherwise expressly provided herein, all share amounts and prices in this prospectus supplement have been adjusted to give effect to the Reverse Stock Split.

The following chart illustrates the current corporate structure of our key operating entities:

Corporate Information

The Company’s principal executive offices are located at 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814, and its telephone number is (301) 971-3940.

S-6

THE OFFERING

The summary below describes the principal terms of this offering of our securities. See “Description of the Securities We Are Offering” for a more detailed description of our securities being offered. As used in this section, the terms “us,” “we” or “our” refer to Alset Inc. and not any of its subsidiaries.

Common stock offered by us	1,727,273 shares.

Option to purchase additional securities	The underwriter has a 45-day option to purchase up to 212,863 additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

Common stock to be outstanding immediately after this offering	9,150,119 shares (or 9,362,982 shares if the underwriter exercises its option to purchase additional shares in full).

S-7

Use of proceeds

We estimate that our net proceeds from our issuance and sale of shares of our common stock will be approximately $3.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises its option to purchase additional securities in full, we estimate the net proceeds from this offering will be approximately $3.7 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering (i) to fund possible acquisitions of new companies and additional properties, (ii) to fund the further acquisitions and/or development of properties, including services and infrastructure; (iii) to develop rental opportunities at properties; (iv) to exercise warrants of our subsidiaries to accomplish the items in (i) – (iii) and (v) for working capital and general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

See “Use of Proceeds” beginning on page S-11 in this prospectus supplement and in the documents incorporated herein by reference for further information regarding our use of the proceeds in this offering.

Risk factors	See “Risk Factors” beginning on page S-9 in this prospectus supplement and in the documents incorporated herein by reference for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “AEI.” The shares of common stock offered hereby will be listed on the Nasdaq Capital Market.

Dividend policy	We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Our future ability to pay cash dividends on our capital stock may be limited by the terms of any future debt or preferred securities or future credit facility.

Indication of Interest	One or more of our officers, directors, and existing stockholders have indicated interests in purchasing up to $1.2 million of shares of our common stock to be sold in this offering at the public offering price and on the same terms as the other shares being offered. Because this indication of interest is not a binding agreement or commitment to purchase, such parties may determine to purchase more, fewer or no shares in this offering, or the underwriter may determine to sell more, fewer or no shares to such parties.

The number of shares to be outstanding after this offering is based on 7,422,846 shares of common stock outstanding as of February 6, 2023, which number excludes any shares of common stock issuable under existing warrants. There are currently 456,653 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $111.60 per share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) that the underwriter has not exercised its option to purchase additional securities, (ii) no exercise of existing outstanding warrants and (iii) no exercise of warrants offered in this offering.

S-8

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. Our business, financial condition, operating results or cash flow could be materially and adversely affected by these risks. As a result, the market price for our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results or cash flow and could result in a complete or partial loss of your investment.

Risks Related to Our Company

Disruptions in the financial markets and uncertain economic conditions could adversely affect the value of our real estate investments and other business interests.

Disruptions in the financial markets could adversely affect the value of our real estate investments and other business interests. Concerns over economic recession, the COVID-19 pandemic, interest rate increases, policy priorities of the U.S. presidential administration, trade wars, labor shortages, or inflation may contribute to increased volatility and diminished expectations for the economy and markets. Additionally, concern over geopolitical issues may also contribute to prolonged market volatility and instability. For example, the conflict between Russia and Ukraine has led to disruption, instability and volatility in global markets and industries. The U.S. government and other governments in jurisdictions have imposed severe economic sanctions and export controls against Russia and Russian interests, have removed Russia from the SWIFT system, and have threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is unknown. Such conditions could impact real estate fundamentals and result in lower occupancy, lower rental rates, and declining values in our real estate portfolio and in the collateral securing our loan investments. As a result, the value of our property investments could decrease below the amounts paid for such investments, the value of collateral securing our loans could decrease below the outstanding principal amounts of such loans, and revenues from our properties could decrease due to fewer and/or delinquent tenants or lower rental rates. Additionally, an increase in interest rates may reduce demand for property development and the value of the land we own. These factors would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our stockholders.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

S-9

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the receipt of the estimated net proceeds of $3,283,001 from the sale of shares of our common stock, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table together with “Description of Capital Stock” beginning on page 4 of the accompanying prospectus, and our financial statements and related notes to those statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, which is incorporated by reference into this prospectus supplement.

	(In thousands, except percentages) As of September 30, 2022
	Actual	As adjusted
Cash and Cash Equivalents	$23,235,826	$26,518,827

Long-term debt	-	-

Stockholders’ equity
Common Stock, $0.001 par value; 250,000,000 shares authorized; 7,422,846 issued and outstanding at September 30, 2022 actual, and 9,150,119 shares issued and outstanding as adjusted	7,423	9,150
Additional paid-in capital	322,459,584	325,740,858
Accumulated Other Comprehensive Income	485,331	485,331
Accumulated Deficit	(175,407,945)	(175,407,945)
Non-Controlling Interests	12,015,513	12,015,513
Total stockholders’ equity	$159,559,906	$162,842,907
Total liabilities and stockholders’ equity	$164,664,506	$167,947,507

The number of shares to be outstanding after this offering is based on 7,422,846 shares of common stock outstanding as of February 6, 2023, which number excludes any shares of common stock issuable under outstanding warrants with an average weighted exercise price of $111.60 per share.

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises its option to purchase additional securities in full, we estimate the net proceeds from this offering will be approximately $3.7 million from the sale of our securities, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering (i) to fund possible acquisitions of new companies and additional properties, (ii) to fund the further acquisitions and/or development of properties, including services and infrastructure; (iii) to develop rental opportunities at properties; (iv) to exercise warrants of our subsidiaries to accomplish the items in (i) – (iii) and (v) for working capital and general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

A significant portion of the net proceeds from the sale of securities offered under this prospectus may be used to fund possible acquisitions of new companies in the markets in which we operate, or may operate in the future, and to acquire additional real estate development properties. We intend to acquire all or substantially all of an acquisition target’s voting stock and only in limited cases acquire less than 51% of the voting stock. We have no such acquisition agreements or commitments in place at this time. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

However, the timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

S-11

Description of Capital Stock

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our restated certificate of formation and bylaws, which are incorporated by reference into the registration statement of which this prospectus supplement forms a part, as well as the relevant portions of Texas law.

General

Our authorized capital stock consists of 250,000,000 shares of common stock with a $0.001 par value per share, and 25,000,000 shares of preferred stock with a $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time, all in the manner provided by the Texas Business Organizations Code (“TBOC”). As of February 6, 2023, there were 7,422,846 shares of common stock issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

If there is a liquidation, dissolution or winding up of our company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of Preferred Stock in respect thereof, holders of our common stock would be entitled to such amounts as provided under applicable law.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of formation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock.

Effect of Certain Provisions of our Certificate of Formation and Bylaws and the Texas Business Organizations Code

Certain provisions of Texas law, our certificate of formation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

No cumulative voting

Our certificate of formation and bylaws prohibit cumulative voting in the election of directors.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

S-12

Calling of special meetings of stockholders

Under the TBOC, stockholders are guaranteed the right to call special meetings. Unless otherwise specified in the corporation’s certificate of formation, holders of not less than 10% of all of the shares entitled to vote at the proposed meeting have the right to call a special stockholders’ meeting. The certificate of formation may allow for special meetings to be called by a number of shares greater than or less than 10%, but it may not set the required number of shares above 50%. The president, board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation may also call special stockholders’ meetings.

Our certificate of formation sets the percentage of stockholders required to call a special meeting at no less than fifty percent of those stockholders entitled to vote on the subject matter for which the meeting is called. Additionally, special meetings of stockholders may be called by the President or the Board of Directors.

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Texas Business Combination Statutes

In general, the TBOC prohibits specific mergers, sales of assets, reclassifications and other transactions between a Texas public corporation and an “affiliated shareholder” for a period of three years after the date the shareholder obtained “affiliated shareholder” status. An “affiliated shareholder” is defined as a person who beneficially owns (or has owned within the preceding three-year period) 20% or more of the outstanding stock of a Texas public corporation for a period of three years following the shareholder acquiring shares representing 20% or more of the corporation’s voting power.

The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder, (ii) two-thirds (or a higher if specified in the certificate of formation) of the unaffiliated stockholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires that ownership, or (iii) if the affiliated shareholder was an affiliated shareholder before December 31, 1996, and continued as such through the date of the transaction. Our bylaws enable us to opt out of the Texas business combinations statute.

Choice of Forum

Our certificate of formation and bylaws do not include choice of forum provisions.

Limitations of Liability and Indemnification

The TBOC provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein.

Texas law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

S-13

If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Our certificate of formation provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for an act or omission in the director’s capacity as a director. However, the certificate of formation does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for (i) a breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

If the TBOC or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation will be eliminated or limited to the fullest extent permitted by the TBOC or other applicable law, as amended. Any repeal or modification of our certificate of formation by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Our bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), including any appeal thereof, or any inquiry or investigation that could lead to such an action or proceeding, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at the request of our company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, or agent of another entity, organization or an employee benefit plan, shall be indemnified and held harmless by our company to the fullest extent permitted by the TBOC.

If the TBOC is amended, substituted, or replaced, only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the TBOC permitted the Company to provide prior to such amendment, substitution, or replacement, against all judgments (including arbitration awards), court costs, penalties, settlements, fines, excise, and other similar taxes and reasonable attorneys’ fees actually incurred by the covered person in connection with such proceeding. The right to indemnification in this our bylaws continues as to a covered person who has ceased to be a director, officer, or delegate and shall inure to his or her heirs, executors, or administrators.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

S-14

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page S-12 of this prospectus supplement. Our common stock is listed on the Nasdaq Capital Market under the symbol “AEI.” Our transfer agent and registrar for our common stock is Direct Transfer, LLC.

UNDERWRITING

We have entered into an underwriting agreement with Aegis Capital Corp. (the “underwriter”) as the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, shares of common stock. Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “AEI.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Aegis Capital Corp.	1,727,273
Total:	1,727,273

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the securities are purchased, other than those shares covered by the option to purchase additional shares described below.

One or more of our officers, directors, and existing stockholders have indicated interests in purchasing up to $1.2 million of shares of our common stock to be sold in this offering at the public offering price and on the same terms as the other shares being offered. Because this indication of interest is not a binding agreement or commitment to purchase, such parties may determine to purchase more, fewer or no shares in this offering. We and the underwriter are under no obligation to sell shares to such parties. The underwriter could determine to sell more, fewer or no shares to such parties.

Option to Purchase Additional Securities

We have granted the underwriter an option to purchase additional securities. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriter to purchase up to 212,863 shares of common stock at a public offering price of $2.20 per share, less underwriting discounts and commissions.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock pursuant to the underwriting agreement to the public at the combined public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.088 per share based on the public offering price per share set forth on the cover page of this prospectus supplement. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the shares of common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriting discounts and commissions will be 8.0% of the gross proceeds of this offering, or $0.176 per share of common stock. In addition, we have agreed to pay the underwriter a non-accountable expense allowance equal to 1.0% of the offering gross proceeds.

We have also agreed to pay expenses incurred by us in connection with the offering, including, without limitation: (a) all filing fees and expenses relating to the registration of the Securities with the SEC; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the underwriter; (h) the fees and expenses of the Company’s accountants; and (i) $50,000 for legal fees and disbursements for the underwriter’s counsel.

S-15

The following table shows underwriting discounts and commissions payable to the underwriter by us in connection with this offering:

	Per Share	Total without Option	Total with Option
Public offering price	$2.20	$3,800,000	$4,268,299
Underwriting discounts and commissions	$0.176	$304,000	$341,464

We estimate the total expenses payable by us for this offering will be approximately $213,000 which amount excludes underwriting discounts and commissions.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our shares of common stock prior to the offering, among other things.

Lock-Up Agreements

Our directors, executive officers, and shareholders holding at least ten percent of the outstanding common stock, have agreed for a period of 90 days, after the date of the lock-up agreements, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for the common stock of the Company.

Company Standstill

The Company has agreed, for a period of ninety (90) days after the closing of this offering, that it will not, without the prior written consent of the underwriter, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof, subject to certain exceptions set forth in Section 3.17 of the underwriting agreement.

Right of First Refusal

Pursuant to the terms of the underwriting agreement, if, for the period beginning on the closing date of the offering and ending twelve (12) months from the closing of this offering, subject to certain exceptions set forth in the underwriting agreement, we (a) decide to finance or refinance any indebtedness, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decide to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing. For avoidance of doubt, the right of first refusal shall not apply to any issuances of securities by the Company to affiliates and subsidiaries of the Company, as long as the affiliates and subsidiaries agree to not sell the shares during the 90-day standstill period following the closing of this offering.

Price Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our shares of common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

S-16

In connection with this offering, the underwriter also may engage in passive market making transactions in our shares of common stock in accordance with Regulation M during a period before the commencement of offers or sales of our shares of common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, certain of the underwriter and its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions.

S-17

LEGAL MATTERS

The validity of the securities being offered under this prospectus supplement by us will be passed upon for us by Jones, Davis & Jackson, PC. The underwriter is being represented in connection with this offering by Kaufman & Canoles, P.C.

EXPERTS

Independent Accountants

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2021 included in this prospectus have been so included in reliance upon the report of Grassi & Co., CPAs, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31 2020 included in this prospectus have been so included in reliance upon the report of Briggs & Veselka Co., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-18

PROSPECTUS

Alset EHome International Inc.

$75,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $75,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEI.”

The last reported sale price of our common stock on the Nasdaq Capital Market on April 8, 2022 was $0.74 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $51,191,658.58, based on 113,187,898 shares of outstanding common stock, of which 69,177,917 shares are held by non-affiliates, and a per share price of $0.74, which was the closing sale price of our common stock on the Nasdaq Capital Market on April 8, 2022. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           ,

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $75,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Alset,” the “Company,” “we,” “us,” “our” or similar references to refer to Alset EHome International Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.alsetehomeintl.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

1

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 20, 2022; January 21, 2022; January 25, 2022; January 25, 2022; January 27, 2022; February 1, 2022; February 8, 2022; February 17, 2022; February 25, 2022; and March 1, 2022.

●	the description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on November 23, 2020, as updated by the description of our common stock contained in Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Alset EHome International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(301) 971-3940

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Various risks and uncertainties, including those discussed in this and our other filings with the SEC, could cause our actual future results to differ materially from those expressed in our forward-looking statements.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this prospectus and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

Alset EHome International Inc.

We are a diversified holding company principally engaged through our subsidiaries in the development of EHome communities and other real estate, financial services, digital transformation technologies, biohealth activities and consumer products with operations in the United States, Singapore, Hong Kong, Australia and South Korea. We manage our three principal businesses primarily through our 77% owned subsidiary, Alset International Limited (“Alset International”), a public company traded on the Singapore Stock Exchange. Through this subsidiary (and indirectly, through other public and private U.S. and Asian subsidiaries), we are actively developing real estate projects near Houston, Texas and in Frederick, Maryland in our real estate segment. We have designed applications for enterprise messaging and e-commerce software platforms in the United States and Asia in our digital transformation technology business unit. Our biohealth segment includes sale of consumer products. We identify global businesses for acquisition, incubation and corporate advisory services, primarily related to our operating business segments.

2

We also have ownership interests outside of Alset International, including a 41.3% equity interest in American Pacific Bancorp Inc., an indirect 15.8% equity interest in Holista CollTech Limited, a 15.5% equity interest in True Partner Capital Holding Limited, a 28.5% equity interest in DSS Inc. (“DSS”), an 18% equity interest in Value Exchange International, Inc., a 17.5% equity interest in American Premium Water Corp., and an interest in Alset Capital Acquisition Corp. (“Alset Capital”). American Pacific Bancorp Inc. is a financial network holding company. Holista CollTech Limited is a public Australian company that produces natural food ingredients (ASX: HCT). True Partner Capital Holding Limited is a public Hong Kong company which operates as a fund management company in the U.S. and Hong Kong. DSS is a multinational company operating businesses within nine divisions: product packaging, biotechnology, direct marketing, commercial lending, securities and investment management, alternative trading, digital transformation, secure living, and alternative energy. DSS Inc. is listed on the NYSE American (NYSE: DSS). Value Exchange International, Inc. is a provider of information technology services for businesses, and is traded on the OTCQB (OTCQB: VEII). American Premium Water Corp. is a publicly traded consumer products company (OTCPK: HIPH). Alset Capital is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses and is listed on the Nasdaq (Nasdaq: ACAXU, ACAX, ACAXW and ACAXR).

Under the guidance of Chan Heng Fai, our founder, Chairman and Chief Executive Officer, who is also our largest stockholder, we have positioned ourselves as a participant in these key markets through a series of strategic transactions. Our growth strategy is both to pursue acquisition opportunities that we can leverage on our global network using our capital and management resources and to accelerate the expansion of our organic businesses.

We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion. We have at times provided a range of global capital and management services to these companies in order to gain access to Asian markets. We have historically favored businesses that improve an individual’s quality of life or that improve the efficiency of businesses through technology in various industries. We believe our capital and management services provide us with a competitive advantage in the selection of strategic acquisitions, which creates and adds value for our company and our stockholders.

We intend at all times to operate our business in a manner as to not become inadvertently subject to the regulatory requirements under the Investment Company Act by, among other things, (i) in the event of acquisitions, purchasing all or substantially all of an acquisition target’s voting stock, and only in limited cases purchase less than 51% of the voting stock; (ii) monitoring our operations and our assets on an ongoing basis in order to ensure that we own no less than a majority, or other control, of Alset International and that Alset International, in turn, owns no less than a majority, or other control, of LiquidValue Development Inc. and other such subsidiaries with significant assets and operations; and (iii) limiting additional equity investments into affiliated companies including our majority-owned and/or controlled operating subsidiaries, except in special limited circumstances. Additionally, we will continue to hire in-house management personnel and employees with industry background and experience, rather than retaining traditional investment portfolio managers to oversee our group of companies.

We were incorporated in the State of Delaware on March 7, 2018 as HF Enterprises Inc. Effective as of February 5, 2021, the Company changed its name from “HF Enterprises Inc.” to “Alset EHome International Inc.” We effected such name change pursuant to a merger entered into with a wholly owned subsidiary, Alset EHome International Inc. We are the surviving entity following this merger and have adopted the name of our former subsidiary. In connection with our name change, our trading symbol on the Nasdaq Stock Market was changed from “HFEN” to “AEI.”

The following chart illustrates the current corporate structure of our key operating entities:

Alset EHome International Inc. (DE)
100%
Alset Global Pte. Ltd. (Singapore)
100%
Global eHealth Limited (Hong Kong)
100%
LiquidValue Development Pte. Ltd. (Singapore)
41.33%
American Pacific Bancorp Inc. (TX)
100%
True Partner International Limited (HK)
100%
Alset Business Development Pte. Ltd. (Singapore)
15.84%
Holista CollTech Limited (Australia)
4.33%
11.2%
True Partner Capital Holding Limited (Cayman Islands)
76.93%
Alset International Limited (Singapore)
0.09%
100%
Global BioMedical Pte. Ltd. (Singapore)
100%
BMI Capital Partners International Limited (Hong Kong)
99.69%
GigWorld Inc. (DE)
100%
LiquidValue Asset Management Pte. Ltd. (Singapore)
99.99%
LiquidValue Development Inc. (NV)
100%
HWH World Inc. (South Korea)
45%
Alset Acquisition Sponsor, LLC (DE)
45%
19.28%
9.22%
DSS, Inc. (NY)
0.02%
100%
Alset EHome Inc. (DE)
23.4%
Alset Capital Acquisition Corp. (DE)
Indirect
Direct

3

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus (i) to fund possible acquisitions of new companies and additional properties, (ii) to fund the further development of properties, including services and infrastructure; (iii) to develop rental opportunities at properties; (iv) to exercise warrants of our subsidiaries to accomplish the items in (i) – (iii) and (v) for working capital and general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

A significant portion of the net proceeds from the sale of securities offered under this prospectus may be used to fund possible acquisitions of new companies in the markets in which we operate, or may operate in the future, and to acquire additional real estate development properties. We intend to acquire all or substantially all of an acquisition target’s voting stock and only in limited cases acquire less than 51% of the voting stock. We have no such acquisition agreements or commitments in place at this time. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our common stock. For a complete description, you should refer to our certificate of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware law. References to our certificate of incorporation and bylaws are to our certificate of incorporation and our bylaws, respectively, each of which will become effective upon completion of this offering.

General

Our authorized capital stock consists of 250,000,000 shares of common stock with a $0.001 par value per share, and 25,000,000 shares of blank check preferred stock with a $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of April 11, 2022, there were 113,187,898 shares of common stock issued and outstanding, and 0 shares of preferred stock issued or outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

4

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock.

Effect of Certain Provisions of our Charter and Bylaws and the Delaware Anti-Takeover Statute

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

No cumulative voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws prohibit cumulative voting in the election of directors.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Calling of special meetings of stockholders

Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by our board of directors, chairman of the board of directors or chief executive officer or upon the written request of stockholders owning at least 33.3% of the outstanding common stock. Stockholders owning less than such required amount may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

5

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	Before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
●	At or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	Any merger or consolidation involving the corporation and the interested stockholder;
●	Any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	Subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

6

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim against us or any director, officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided that these provisions of our certificate of incorporation will not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, unless we consent in writing to the selection of an alternative forum.

Limitations of Liability and Indemnification

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by us or in our right in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on our behalf in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, bylaws, resolutions of our stockholders or disinterested directors, or otherwise.

These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

7

The statutory provision cited above also grants us the power to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Our Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of our company shall not be personally liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Our bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at the request of our company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such director, officer, employee, or agent, or in any other capacity while serving as such director, officer, employee, or agent, shall be indemnified and held harmless by our company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of his or her heirs, executors, and administrators.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC, Raleigh, North Carolina.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock and/or preferred stock in one or more series by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

8

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock and/or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

9

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

●	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

10

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

11

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

12

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

13

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2021 included in this prospectus have been so included in reliance upon the report of Grassi & Co., CPAs, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31 2020 included in this prospectus have been so included in reliance upon the report of Briggs & Veselka Co., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

14

1,727,273 Shares of Common Stock

Alset Inc.

Sole Book-Running Manager

AEGIS CAPITAL CORP.

PROSPECTUS SUPPLEMENT

FEBRUARY 6, 2023